Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

REMARK MEDIA, INC.

REMARK MEDIA, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.           The name of the Corporation is Remark Media, Inc.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 14, 2006.  At the date of such filing, the name of the corporation was HSW International, Inc.

2.           The Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Certificate”) amends and restates the Second Restated Certificate of Incorporation of the Corporation in its entirety.

3.           The Certificate was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 23rd day of December, 2014.

REMARK MEDIA, INC.

By:	/s/ Douglas M. Osrow
	Name:	Douglas M. Osrow
	Title:	Chief Financial Officer

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

REMARK MEDIA, INC.

______________________

ARTICLE I

Name

The name of the corporation is Remark Media, Inc. (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the county of New Castle, Delaware 19801.

The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Capital Stock

Section 1.                      Shares, Classes and Series Authorized.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Fifty-One Million (51,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $0.001 per share (hereinafter called “Common Stock”) and One Million (1,000,000) shares shall be Preferred Stock, par value $0.001 per share (hereinafter called “Preferred Stock”).

Section 2.                      Description of Capital Stock.  The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

(a)           Rights and Restrictions of Preferred Stock.  Authority is hereby expressly vested in the Board of Directors of the Corporation (the “Board”), subject to the provisions of this Article IV and to the limitations prescribed by law, without shareholder action, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions of the Board providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.  The authority of the Board with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i)             The designation of such series.

(ii)            The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation’s capital stock, and whether such dividends shall be cumulative or non-cumulative.

(iii)           Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of the Corporation or of any other corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

(iv)           The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

(v)            Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

(vi)           The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

(vii)          The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(viii)         The provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional and/or other special rights and preferences, if any.

For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

(b)           Rights and Restrictions of Common Stock.  The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

(i)             The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 2 of this Article IV.

(ii)            The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.  The ability of the stockholders to engage in cumulative voting is hereby specifically denied.

(iii)           Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the shares of Common Stock by the Board from time to time out of assets or funds of the Corporation legally available therefor.

(iv)           Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

(c)           Increase or Decrease in Amount of Authorized Shares.  The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the total shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 2 of this Article IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

(d)           Shares Entitled to More or Less Than One Vote.  If any class or series of the Corporation’s capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Certificate of Incorporation and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

ARTICLE V

Directors

Section 1.                      General Powers.  The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, this Certificate of Incorporation or the Bylaws directed or required to be exercised or done by stockholders.

Section 2.                      Number and Term of Office.  The size of the Board shall be fixed in accordance with the Corporation’s Bylaws then in effect.  Directors need not be stockholders.  At all times, a majority of the directors on the Board shall be independent directors and the independent directors (including those designated by any stockholder) shall meet all requirements regarding the independence of directors as may be applicable to the Corporation pursuant to applicable law or the rules of the stock exchange on which the shares of Common Stock are listed.  Directors shall be elected at the annual meeting of the stockholders.  If, for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the Bylaws.  Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 3.                      Resignation.  Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board.  If no such specification is made, it shall be deemed effective at the pleasure of the Board.  When one or more directors shall resign from the Board, a majority of the remaining directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect on the later of the date of such vote or when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 4.                      Removal.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, except as provided herein otherwise, (a) any director, or the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (b) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of all directors of the Board.

Section 5.                      Vacancies.  Any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board.  Any director elected to fill a vacancy in accordance with the preceding sentence shall hold office for the remainder of the full term of the director with respect to which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified, and any director so elected to fill a newly-created directorship shall hold office until the next annual meeting of the stockholders and until such director’s successor shall have been elected and qualified.  A vacancy in the Board shall be deemed to exist in the case of the death, removal or resignation of any director.

Section 6.                      Meetings.  (a)  Annual Meetings.  The annual meeting of the Board shall be held immediately before or after the annual meeting of stockholders and may be at the place where such meeting is held.  No notice of an annual meeting of the Board shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)           Regular Meetings.  Except as hereinafter otherwise provided, regular meetings of the Board shall be held in the office of the Corporation required to be maintained pursuant to Section 1.02 of the Bylaws.  Regular meetings of the Board may also be held at any place within or without the State of Delaware that has been designated by resolution of the Board or the written consent of all directors.

(c)           Special Meetings.  Special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Vice Chairman or any two of the directors.

(d)           Telephone Meetings.  Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)           Notice of Meetings.  Notice of the time and place of all special meetings of the Board shall be oral or in writing, by telephone, facsimile, electronic mail, telegraph or telex, during normal business hours in the Eastern time zone in the United States, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(f)           Waiver of Notice.  The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though passed at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(g)           Quorum and Manner of Acting.  Except as otherwise expressly required by law, this Certificate of Incorporation or the Bylaws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(h)           Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)             the Chairman;

(ii)            the Vice Chairman; and

(iii)           any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 7.                      Committees of the Board.  (a)  The Board may, by resolution passed by a majority of the entire board, designate one or more committees, each committee to consist of one or more directors.  The Board may, by resolution passed by a majority of the entire board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee and if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member or alternate.  Any such committee, to the extent provided in the resolution of the Board designating such committee or in the Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending this Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending the Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.  Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

(b)           In addition to any other committees that may be established by the Board, the Corporation shall have three standing committees:  the audit committee (the “Audit Committee”), the compensation committee (the “Compensation Committee”) and the nominating committee (the “Nominating Committee”).  Each such standing committee shall consist of at least three (3) directors.  Except as otherwise provided in this Certificate of Incorporation or the Bylaws, each such standing committee shall have such powers and authority as shall be determined by resolutions of the Board.  Notwithstanding the foregoing, all members of the Audit Committee, the Compensation Committee and the Nominating Committee shall also qualify as “independent” as defined by the Marketplace Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) applicable to each such committee, and members of the Audit Committee may not receive compensation from the Corporation other than for service as a board or committee member.

Section 8.                      Directors’ Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission or transmissions is filed with the minutes of the proceedings of the Board or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.                      Compensation.  The Board may determine the compensation of directors.  In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors.  No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.                    Other Constituencies.  In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interest of the Corporation and its stockholders and the effects that the Corporation’s actions may have in the short term or long term upon any one or more of the following matters:

(i)             the prospects for potential growth, development, productivity and profitability of the Corporation;

(ii)            the Corporation’s current employees;

(iii)           the Corporation’s employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

(iv)           the Corporation’s customers and creditors;

(v)            the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

(vi)            such other additional factors as a director may consider appropriate in such circumstances.

Nothing in this Section 10 shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters.  No such employee, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any director of the Corporation or the Corporation under this Section 10.

ARTICLE VI

Meetings of Stockholders;
Corporation Books

Section 1.                      Stockholders Meetings.  Meetings of holders of capital stock of the Corporation may be held outside the State of Delaware if the Bylaws so provide.  Any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of holders of capital stock of the Corporation, and no action shall be taken by such holders by written consent without a meeting.  Special meetings of holders of capital stock of the Corporation may be called only by the Board.  The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

Section 2.                      Books of Corporation.  Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE VII

Limitation of Directors’ Liability; Indemnification by Corporation; Insurance

Section 1.                      Limitation of Directors’ Liability.  (a)  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.

(b)           Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Section 2.                      Indemnification by Corporation.  (a)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under Sections 2(a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 2(a) and (b).  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article VII.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h)           For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

(i)           The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3.                      Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE VIII

Bylaws

The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

Reorganization

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing a majority in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

Personal Liability of Directors or Officers

A director or any officer of the Corporation shall not be personally liable to the Corporation or its stockholders for the breach of any duty owed to the Corporation or its stockholders except to the extent that an exemption from personal liability is not permitted by the General Corporation Law of the State of Delaware.

ARTICLE XI

Denial of Preemptive Rights

No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issues of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

ARTICLE XII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.